SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 5, 2014
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01- Entry into two Material Definitive Agreements

On February 5, 2014, Hotel Outsource Management International, Inc. (“HOMI”) and its subsidiary – HOMI Industries Ltd (“Industries”) entered into a new loan agreement with Daniel Cohen, who is a director of Industries and a shareholder and director of HOMI, as well as its President. Pursuant to this loan agreement, Mr. Cohen agreed to loan to HOMI the sum of $300,000, bearing 8% annual interest. Some of the funds were wired to HOMI in January 2014 and the balance will be wired during February 2014. The principal and all accrued interest shall be repaid in a single payment, on or before July 14, 2014.

On February 5, 2014, HOMI and Industries entered into a new loan agreement with Moise Laurent Elkrief. Pursuant to this loan agreement, Mr. Elkrief agreed to loan to HOMI the sum of $200,000, bearing 8% annual interest. Some of the funds were wired to HOMI in January 2014 and the balance will be wired during February 2014. The principal and all accrued interest shall be repaid in a single payment, on or before July 14, 2014. Mr Elkrief is the beneficial owner of a majority of HOMI’s issued and outstanding shares.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Loan Agreement by and between HOMI and Daniel Cohen, dated February 5, 2014

10.2	Loan Agreement by and between HOMI and Moise Laurent Elkrief, dated February 5, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

February 10, 2014	Hotel Outsource Management International, Inc.

	By:	/s/ Daniel Cohen
	Name:	Daniel Cohen
	Title:	President